                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT, dated as of March 31, 2000, is by and between RTW, INC., a Minnesota corporation (the "Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.1 Defined Terms. As used in this Agreement the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

                  "ACIC": American Compensation Insurance Company, a Minnesota corporation.

                  "Adjusted Capital": The Adjusted Capital of ACIC (as such formula is determined by the NAIC). In the event that there is a conflict between the Adjusted Capital formulas adopted by the NAIC and the Insurance Regulatory Authority, the calculation adopted by the Insurance Regulatory Authority shall govern.

                  "Adjusted Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the rate (rounded upward, if necessary, to the next one hundredth of one percent) determined by dividing the Eurodollar Rate for such Interest Period by 1.00 minus the Eurodollar Reserve Percentage.

                  "Advance": Any portion of the outstanding Loans as to which one of the available interest rate options and, if pertinent, an Interest Period, is applicable. An Advance may be a Eurodollar Rate Advance, a Negotiated Rate Advance or a Reference Rate Advance.

                  "Affiliate": When used with reference to any Person, (a) each Person that, directly or indirectly, controls, is controlled by or is under common control with, the Person referred to, (b) each Person which beneficially owns or holds, directly or indirectly, five percent or more of any class of voting stock of the Person referred to (or if the Person referred to is not a corporation, five percent or more of the equity interest), (c) each Person, five percent or more of the voting stock (or if such Person is not a corporation, five percent or more of the equity interest) of which is beneficially owned or held, directly or indirectly, by the Person referred to, and (d) each of such Person's officers, directors, joint venturers and partners. The term control (including the terms "controlled by" and "under common control with") means the possession, directly, of the power to direct or cause the direction of the management and policies of the Person in question.

                  "Amounts Available for Dividends": For any fiscal year of ACIC, the maximum amount of dividends ACIC is permitted to pay for such fiscal year under the Applicable Insurance Code without necessitating approval of the Insurance Regulatory Authority.

                  "Annual Statement": As to ACIC, the annual financial statements of ACIC as required to be filed with the Insurance Regulatory Authority, together with all exhibits and schedules filed therewith, prepared in conformity with SAP. References to amounts on particular exhibits, schedules, lines, pages and columns of the Annual Statement are based on the format promulgated by the NAIC for Property and Casualty Insurance Company Annual Statements. If such format is changed in future years so that different information is contained in such items or they no longer exist, it is understood that the reference is to information consistent with that reported in the referenced item in the 1999 Annual Statement of ACIC.

                  "Applicable Insurance Code": As to ACIC, the insurance code of the State of Minnesota and any successor statute of similar import, together with the regulations thereunder, as amended or otherwise modified and in effect from time to time. References to sections of the Applicable Insurance Code shall be construed to also refer to successor sections.

                  "Applicable Margin": The Applicable Margin for Reference Rate Advances in effect at all times shall be zero percent (0.00%). The Applicable Margin for Eurodollar Rate Advances in effect during the period beginning on the Closing Date and ending February 28, 2001 shall be 2.40%. The Applicable Margin in effect for the three months period beginning March 1, 2001 and ending May 31, 2001 and for each succeeding three-months period consisting of the months of June through August, September through November, December through February and March through May, respectively (each, an "Applicable Margin Effective Period"), shall be based on the Fixed Charge Coverage Ratio determined as of the last day of the last preceding fiscal quarter of the Borrower in accordance with the following table:


        Fixed Charge                                         Applicable Margin for
       Coverage Ratio                                      Eurodollar Rate Advances
       --------------                                      ------------------------
Equal to or less than 2.00 to 1.00                                  2.75%

Equal to or less than 3.00 to 1.00
but greater than 2.00 to 1.00                                       2.40%

Greater than 3.00 to 1.00                                           1.90%

If the Borrower shall fail to provide to the Bank a Compliance Certificate for any fiscal quarter within the time prescribed in Section 5.1(b), then until such Compliance Certificate is provided, the Fixed Charge Coverage Ratio for such fiscal quarter shall be deemed to be equal to or less than 2.00 to 1.00. The Applicable Margin(s) for any Eurodollar Rate Advance shall be based on the Applicable Margin(s) in effect for the Applicable Margin Effective Period(s) (or, if more than one, the portions thereof) included in the Interest Period for such Eurodollar Rate Advance.

                  "Bank": As defined in the opening paragraph hereof.

                  "Board": The Board of Governors of the Federal Reserve System or any successor thereto.

                  "Borrower": As defined in the opening paragraph hereof.

                  "Business Day": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota) on which national banks are permitted to be open in Minneapolis, Minnesota.

                  "Capital and Surplus": As to ACIC, as of any date, the total amount shown on line 27, page 3, column 1 of the Annual Statement of ACIC, or an amount determined in a consistent manner for any date other than one as of which an Annual Statement is prepared.

                  "Capital Expenditures": For any period, the sum of all amounts that would, in accordance with GAAP, be included as additions to property, plant and equipment on a consolidated statement of cash flows for the Borrower during such period, in respect of (a) the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds, (b) to the extent related to and not included in (a) above, materials, contract labor (excluding expenditures properly chargeable to repairs or maintenance in accordance with GAAP), and (c) other capital expenditures and other uses recorded as capital expenditures or similar terms having substantially the same effect.

                  "Capitalized Lease": A lease of (or other agreement conveying the right to use) real or personal property with respect to which at least a portion of the rent or other amounts thereon constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations": As to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real or personal property which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP (including Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board), and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP (including such Statement No. 13).

                  "Change of Control": The occurrence, after the Closing Date, of any of the following circumstances: (a) any Person or two or more Persons acting in concert acquiring beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Borrower (or other securities convertible into such securities) representing 15% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors; or (b) during any period of up to twelve consecutive months, whether commencing before or after the Closing Date, individuals who at the beginning of such twelve-month period were directors of the Borrower ceasing for any reason to constitute a majority of the Board of Directors of the Borrower (other than by reason of death, disability or scheduled retirement); provided, however, that the replacement of David C. Prosser or J. Alexander Fjelstad as members of the Board of Directors of the Borrower shall be excluded for purposes of determining whether there has been a Change in Control under this clause (b) within any twelve-month period; or (c) any Person or two or more Persons acting in concert acquiring by contract or otherwise, or entering into a contract which will result in its or their acquisition of, control over securities of the Borrower (or other securities convertible into such securities) representing 15% or more of the combined voting power of all securities of the Borrower entitled to vote in the election of directors.

                  "Closing Date": Any Business Day selected by the Borrower for the making of the first Loans hereunder; provided, that all the conditions precedent to the obligation of the Bank to make such Loans, as set forth in
Article III, have been, or, on such Closing Date, will be, satisfied.

                  "Code":  The Internal Revenue Code of 1986, as amended.

                  "Consolidated Net Income": For any period, the consolidated net income of the Borrower and its Subsidiaries for such period as determined in accordance with GAAP.

                  "Consolidated Net Worth": As of any date of determination, the consolidated shareholders' equity of the Borrower and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP; provided that, for purposes of computing Consolidated Net Worth, the ongoing effect of Statement of Financial Accounting Standards no. 115 ("Accounting for Certain Investments in Debt and Equity Securities") ("FASB 115") shall be excluded.

                  "Contingent Obligation": With respect to any Person at the time of any determination, without duplication, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or otherwise: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any direct or indirect security therefor, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, (c) to maintain working capital, equity capital or other financial statement condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness or otherwise to protect the owner thereof against loss in respect thereof, or (d) entered into for the purpose of assuring in any manner the owner of such Indebtedness of the payment of such Indebtedness or to protect the owner against loss in respect thereof; provided, that the term "Contingent Obligation" shall not include endorsements for collection or deposit, in each case in the ordinary course of business.

                  "Default": Any event which, with the giving of notice (whether such notice is required under Section 7.1, or under some other provision of this Agreement, or otherwise) or lapse of time, or both, would constitute an Event of Default.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Affiliate": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

                  "Eurodollar Business Day": A Business Day which is also a day for trading by and between banks in United States dollar deposits in the interbank Eurodollar market and a day on which banks are open for business in New York City.

                  "Eurodollar Rate": With respect to each Interest Period applicable to a Eurodollar Rate Advance, the average offered rate for deposits in United States dollars (rounded upward, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of such Interest Period, for the number of days in such Interest Period, which appears on the Reuters Screen LIBO page as of 10:00 a.m., London time (or such other time as of which such rate appears) two Eurodollar Business Days prior to the first day of such Interest Period, or the rate for such deposits determined by the Bank at such time based on such other published service of general application as shall be selected by the Bank for such purpose; provided, that in lieu of determining the rate in the foregoing manner, the Bank may determine the rate based on rates at which United States dollar deposits are offered to the Bank in the interbank Eurodollar market at such time for delivery in Immediately Available Funds on the first day of such Interest Period in an amount approximately equal to the Advance by the Bank to which such Interest Period is to apply (rounded upward, if necessary, to the nearest 1/16 of 1%). "Reuters Screen LIBO page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Screen (or such other page as may replace the LIBO page on such service for the purpose of displaying London interbank offered rates of major banks for United States dollar deposits).

                  "Eurodollar Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Adjusted Eurodollar Rate.

                  "Eurodollar Reserve Percentage": As of any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board for determining the maximum reserve requirement (including any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System, with deposits comparable in amount to those held by the Bank, in respect of "Eurocurrency Liabilities" as such term is defined in Regulation D of the Board. The rate of interest applicable to any outstanding Eurodollar Rate Advances shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Event of Default": Any event described in Section 7.1.

                  "Fixed Charge Coverage Ratio": As of the last day of any fiscal quarter of the Borrower, the ratio of:

                  (a) an amount equal to the sum of (i) the Amount Available for Dividends for the period of four consecutive fiscal quarters ending on such day, plus (ii) the operating gain (loss) of the Borrower, on a non-consolidated basis, for such period, plus (iii) the tax benefit of interest expense of the Borrower for such period determined on a non-consolidated basis, to

                  (b) an amount equal to the sum of (i) interest expense of the Borrower for such period determined on a non-consolidated basis, plus
         (ii) one-fifth (1/5th) the aggregate principal amount of Indebtedness of the Borrower outstanding on such day determined on a non-consolidated basis.

                  "Fixed Rate Advance": A Negotiated Rate Advance or a Eurodollar Rate Advance.

                  "GAAP": Generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of any date of determination.

                  "Immediately Available Funds": Funds with good value on the day and in the city in which payment is received.

                  "Indebtedness": With respect to any Person at the time of any determination, without duplication, all obligations, contingent or otherwise, of such Person which in accordance with GAAP should be classified upon the balance sheet of such Person as liabilities, but in any event including: (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid or accrued, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services, (f) all obligations of others secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Capitalized Lease Obligations of such Person, (h) all obligations of such Person in respect of interest rate protection agreements, (i) all obligations of such Person, actual or contingent, as an account party in respect of letters of credit or bankers' acceptances, (j) all obligations of any partnership or joint venture as to which such Person is or may become personally liable, and (k) all Contingent Obligations of such Person.

                  "Insurance Regulatory Authority": With respect to ACIC, the Insurance Division of the Department of Commerce of the State of Minnesota with which ACIC is required to file its Annual Statement and which exercises regulatory authority over the primary businesses being conducted by ACIC.

                  "Interest Period": (a) With respect to each Eurodollar Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable notice of borrowing, continuation or conversion; provided that:

                           (1) Any Interest Period that would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day;

                           (2) Any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month;

                           (3) Any Interest Period that would otherwise end after the Revolving Commitment Ending Date shall end on the Revolving Commitment Ending Date; and

                           (4) Any Interest Period that would otherwise end after the Term Maturity Date shall end on the Term Maturity Date.

         (b) With respect to each Negotiated Rate Advance, the period commencing on the date of such Advance or on the last day of the immediately preceding Interest Period, if any, applicable to an outstanding Advance and ending on such date thereafter, as the Borrower may specify (if the Bank shall so agree in writing) in the applicable notice of borrowing, continuation or conversion; provided that:

                           (1) No Interest Period shall be for less than one year, or for more than three years;

                           (2) Any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

                           (3) Any Interest Period applicable to a Revolving Loan that would otherwise end after the Revolving Commitment Ending Date shall end on the Revolving Commitment Ending Date; and

                           (4) Any Interest Period applicable to the Term Loan that would otherwise end after the Term Maturity Date shall end on the Term Maturity Date.

                  "Investment": The acquisition, purchase, making or holding of any stock or other security, any loan, advance, contribution to capital, extension of credit (except for trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms), any acquisitions of real or personal property (other than real and personal property acquired in the ordinary course of business) and any purchase or commitment or option to purchase stock or other debt or equity securities of or any interest in another Person or any integral part of any business or the assets comprising such business or part thereof.

                  "Investment Grade Securities": (a) Investments which are rated at least "BBB-" by Standard & Poor's, "Baa-3" by Moody's, " or "NAIC 2" by the NAIC, and (b) municipal bonds which are rated at least "SP-2" by Standard & Poor's, "Baa-3" or "MIG4" by Moody's, or "NAIC 2" by the NAIC.

                  "Lien": With respect to any Person, any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of each lessor under any Capitalized Lease), in, of or on any assets or properties of such Person, now owned or hereafter acquired, whether arising by agreement or operation of law.

                  "Loan": A Revolving Loan or the Term Loan.

                  "Loan Documents": This Agreement, the Notes and the Security Documents.

                  "Material Adverse Occurrence": Any occurrence of whatsoever nature (including, without limitation, any adverse final determination in any litigation, arbitration, or governmental investigation or proceeding upon which either (a) an enforcement proceeding shall have been commenced by any creditor upon a judgment or order; or (b) there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect) which materially and adversely affects the financial condition or operations of the Borrower or of any Subsidiary or materially and adversely impairs the ability of the Borrower to perform its obligations under any of the Loan Documents.

                  "Moody's": Moody's Investors Service, Inc. and any successor thereto.

                  "Multiemployer Plan": A multiemployer plan, as such term is defined in Section 4001(a)(3) of ERISA, which is maintained (on the Closing Date, within the five years preceding the Closing Date, or at any time after the Closing Date) for employees of the Borrower or any ERISA Affiliate.

                  "Negotiated Rate": Such rate per annum as the Borrower and the Bank may agree upon in writing with respect to all or any specified portion of a Loan for a specified Interest Period.

                  "Negotiated Rate Advance": An Advance with respect to which the interest rate is determined by reference to a Negotiated Rate.

                  "NAIC": National Association of Insurance Commissioners, or any successor organization.

                  "Notes":  Collectively, the Revolving Note and the Term Note.

                  "Obligations": The Borrower's obligations in respect of the due and punctual payment of principal and interest on the Notes when and as due, whether by acceleration or otherwise and all fees, expenses, indemnities, reimbursements and other obligations of the Borrower under this Agreement or any other Loan Document, in all cases whether now existing or hereafter arising or incurred.

                  "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

                  "Person": Any natural person, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

                  "Plan": Each employee benefit plan (whether in existence on the Closing Date or thereafter instituted), as such term is defined in Section 3 of ERISA, maintained for the benefit of employees, officers or directors of the Borrower or of any ERISA Affiliate.

                  "Pledge Agreement": The Pledge Agreement of even date herewith between the Borrower and the Bank, as the same may be amended, supplemented, restated or otherwise modified in writing from time to time by the Borrower and the Bank.

                  "Prohibited Transaction": The respective meanings assigned to such term in Section 4975 of the Code and Section 406 of ERISA.

                  "Reference Rate": The rate of interest from time to time publicly announced by the Bank as its "reference rate." The Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate hereunder or under any other Loan Document which is based on the Reference Rate, such interest rate shall change as and when the Reference Rate shall change.

                  "Reference Rate Advance": An Advance with respect to which the interest rate is determined by reference to the Reference Rate.

                  "Regulatory Action": Any cease and desist order, letter agreement, memorandum, or other similar regulatory action taken by a state or federal banking agency or other Person to which either the Borrower or any Subsidiary is subject.

                  "Regulatory Change": Any change after the Closing Date in federal, state or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including the Bank under any federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Reportable Event": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code.

                  "Restricted Payments": With respect to the Borrower, collectively, all dividends or other distributions of any nature (cash, securities other than common stock of the Borrower, assets or otherwise), and all payments on any class of equity securities (including warrants, options or rights therefor) issued by the Borrower, whether such securities are authorized or outstanding on the Closing Date or at any time thereafter and any redemption or purchase of, or distribution in respect of, any of the foregoing, whether directly or indirectly.

                  "Revolving Commitment": The agreement of the Bank to make Revolving Loans to the Borrower in an aggregate principal amount outstanding at any time not to exceed the Bank's Revolving Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Revolving Commitment Amount": $2,000,000, but as the same may be reduced from time to time pursuant to Section 2.9.

                  "Revolving Commitment Ending Date": March 30, 2001, but as such date may be extended pursuant to Section 2.21.

                  "Revolving Loan": As defined in Section 2.1.

                  "Revolving Loan Date": The date of the making of any Revolving Loan hereunder.

                  "Revolving Maturity Date": The earliest of (a) the Revolving Commitment Ending Date, (b) the date on which the Revolving Commitment is terminated pursuant to Section 7.2 hereof or (c) the date on which the Revolving Commitment Amount is reduced to zero pursuant to Section 2.9 hereof.

                  "Revolving Note": A promissory note of the Borrower in the form of Exhibit 1.1A hereto.

                  "Risk-Based Capital": The Company Action Level of ACIC (as such formula is determined by the NAIC). In the event that there is a conflict between the Risk-Based Capital formulas adopted by the NAIC and the Insurance Regulatory Authority, the calculation adopted by the Insurance Regulatory Authority shall govern.

                  "SAP": As to any insurance company, the statutory accounting practices prescribed or permitted by the Insurance Regulatory Authority.

                  "Security Documents": The Pledge Agreement and any other security agreements, mortgages or other collateral security documents to be delivered to the Bank in connection with this Agreement and any and all Uniform Commercial Code financing statements relating thereto.

                  "Statutory Net Income": With respect to ACIC for any period, the amount reported for such period on line 16, page 4, column 1 of the Annual Statement of ACIC, or an amount determined in a consistent manner for any period other than the one for which an Annual Statement is prepared.

                  "Subsidiary": Any corporation or other entity of which securities or other ownership interests having ordinary voting power for the election of a majority of the board of directors or other Persons performing similar functions are owned by the Borrower either directly or through one or more Subsidiaries.

                  "Term Commitment": The agreement of the Bank to make the Term Loan to the Borrower in an amount equal to the Term Commitment Amount upon the terms and subject to the conditions and limitations of this Agreement.

                  "Term Commitment Amount": $8,000,000.

                  "Term Maturity Date": The earlier of (a) March 31, 2005, or
(b) the date on which the Term Commitment is terminated pursuant to Section 7.2 hereof.

                  "Term Loan": As defined in Section 2.1.

                  "Term Note": A promissory note of the Borrower in the form of
Exhibit 1.1B hereto.

                  "Unused Revolving Commitment": As of any date of determination, the amount by which the Bank's Revolving Commitment Amount exceeds the principal amount of unpaid Revolving Loans outstanding on such date.

                  "Unused Revolving Commitment Fees": As defined in Section
2.10.

                  Section 1.2 Accounting Terms and Calculations. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless the Borrower and the Bank agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

                  Section 1.3 Computation of Time Periods. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding".

                  Section 1.4 Other Definitional Terms. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or".

                                   ARTICLE II

                         TERMS OF THE CREDIT FACILITIES

                  Section 2.1 Lending Commitments.

                  2.1(a) Revolving Commitment. On the terms and subject to the conditions hereof, the Bank agrees to make loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower on a revolving basis at any time and from time to time from the Closing Date to the Revolving Maturity Date, during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, provided, that the unpaid principal amount of outstanding Revolving Loans shall not at any time exceed the Revolving Commitment Amount. A Revolving Loan may be obtained and maintained, at the election of the Borrower but subject to the limitations hereof, as a Reference Rate Advance, one or more Eurodollar Rate Advances, one or more Negotiated Rate Advances or any combination thereof, provided that no more than five (5) Advances (whether a Reference Rate Advance, one or more Eurodollar Rate Advances, one or more Negotiated Rate Advances or a combination thereof, and treating all Reference Rate Advances as a single advance and Fixed Rate Advances with different Interest Periods as separate Advances) shall be outstanding under the Revolving Note at any time.

                  2.1(b) Term Loan. On the terms and subject to the conditions hereof, the Bank agrees to make a loan (the "Term Loan") to the Borrower in an amount equal to the Term Commitment Amount, which shall be disbursed on the Closing Date. The Term Loan may be obtained and maintained, at the election of the Borrower but subject to the limitations hereof, as a Reference Rate Advance, one or more Eurodollar Rate Advances, one or more Negotiated Rate Advances or any combination thereof, provided that no more than five (5) Advances (whether a Reference Rate Advance, one or more Eurodollar Rate Advances, one or more Negotiated Rate Advances or a combination thereof, and treating all Reference Rate Advances as a single Advance and Fixed Rate Advances with different Interest Periods as separate Advances) shall be outstanding under the Term Note at any time.

                  Section 2.2 Procedure for Revolving Loans. Any request by the Borrower for a Revolving Loan hereunder shall be in writing and must be given so as to be received by the Bank not later than (a) 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the requested Revolving Loan Date if such Revolving Loan (or any portion thereof) is requested as one or more Eurodollar Rate Advances and (b) 12:00 noon (Minneapolis time) on the requested Revolving Loan Date if such Revolving Loan (or any portion thereof) is requested as one or more Negotiated Rate Advances or as a Reference Rate Advance. Each request for a Revolving Loan hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Revolving Loan Date and after giving effect to the requested Revolving Loan the applicable conditions specified in Article III have been and will be satisfied. Each request for a Revolving Loan hereunder shall specify (i) the requested Revolving Loan Date,
(ii) the amount of Revolving Loan to be made on such date, provided that any portion thereof which is to be funded as a Fixed Rate Advance shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof, (iii) whether such Revolving Loan is to be funded as a Reference Rate Advance, one or more Eurodollar Rate Advances or one or more Negotiated Rate Advances (and, if such Revolving Loan is to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable), and (iv) in the case of Fixed Rate Advances, the duration of the initial Interest Periods applicable thereto. Unless the Bank determines that any applicable condition specified in Article III has not been satisfied, the Bank will make available to the Borrower at the Bank's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 4:00 p.m. (Minneapolis time) on the requested Revolving Loan Date the amount of the requested Revolving Loan.

                  Section 2.3 Procedure for Term Loan. Not later than (a) 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to the Closing Date if the Term Loan (or any portion thereof) is requested as one or more Eurodollar Rate Advances and (b) 12:00 noon (Minneapolis time) on the Closing Date if the Term Loan (or any portion thereof) is requested as one or more Negotiated Rate Advances or as a Reference Rate Advance, the Borrower shall notify the Bank in writing of its notice of borrowing. The request for the Term Loan hereunder shall be irrevocable and shall be deemed a representation by the Borrower that on the Closing Date and after giving effect to the Term Loan the applicable conditions specified in Article III have been and will be satisfied. The request for the Term Loan hereunder shall specify (i) the Closing Date, (ii) whether the Term Loan is to be funded as a Reference Rate Advance, one or more Eurodollar Rate Advances or one or more Negotiated Rate Advances (and, if the Term Loan is to be made with more than one applicable interest rate choice, specifying the amount to which each interest rate choice is applicable), and (iii) in the case of Fixed Rate Advances, the duration of the initial Interest Periods applicable thereto. Any portion of the Term Loan which is to be funded as a Fixed Rate Advance shall be in a minimum amount of $100,000 or, if more, an integral multiple thereof. Unless the Bank determines that any applicable condition specified in Article III has not been satisfied, the Bank will make the Term Loan available to the Borrower at the Bank's principal office in Minneapolis, Minnesota in Immediately Available Funds not later than 4:00 p.m. (Minneapolis time) on the Closing Date.

                  Section 2.4 Notes. The Revolving Loans shall be evidenced by a single Revolving Note payable to the order of the Bank in a principal amount equal to the Revolving Commitment

Amount originally in effect. The Term Loan shall be evidenced by a single Term Note payable to the order of the Bank in a principal amount equal to the Term Commitment Amount. The Bank shall enter in its ledgers and records the amount of each Loan, the various Advances made, converted or continued and the payments made thereon, and the Bank is authorized by the Borrower to enter on a schedule attached to the applicable Note a record of such Loans, Advances and payments; provided, however, that the failure by the Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Notes, and, in all events, the principal amounts owing by the Borrower in respect of the Revolving Note shall be the aggregate amount of all Revolving Loans less all payments of principal thereof made by the Borrower, and, in all events, the principal amount owing by the Borrower in respect of the Term Note shall be the amount of the Term Loan less all payments of principal thereof made by the Borrower.

                  Section 2.5 Conversions and Continuations. On the terms and subject to the limitations hereof, the Borrower shall have the option at any time and from time to time to convert all or any portion of the Advances into Reference Rate Advances, Eurodollar Rate Advances or Negotiated Rate Advances, or to continue a Eurodollar Rate Advance as such (subject, however, to the proviso set forth in the last sentence of Section 2.1(a) and the proviso set forth in the last sentence of Section 2.1(b)); provided, however, that a Fixed Rate Advance may be converted or continued only on the last day of the Interest Period applicable thereto and no Advance may be converted or continued as a Fixed Rate Advance if a Default or Event of Default has occurred and is continuing on the proposed date of continuation or conversion. Advances may be converted to, or continued as, Fixed Rate Advances only in integral multiples of $100,000. The Borrower shall give the Bank written notice of any continuation or conversion of any Advances and such notice must be given so as to be received by the Bank not later than 12:00 noon (Minneapolis time) two Eurodollar Business Days prior to requested date of conversion or continuation in the case of the continuation of, or conversion to, Eurodollar Rate Advances and not later than 12:00 noon (Minneapolis time) on the date of the requested conversion to Negotiated Rate Advances or Reference Rate Advances. Each such notice shall specify (a) the amount to be continued or converted, (b) the date for the continuation or conversion (which must be (i) the last day of the preceding Interest Period for any continuation or conversion of Fixed Rate Advances, (ii) a Eurodollar Business Day in the case of conversions to or continuations as Eurodollar Advances, and (iii) a Business Day in the case of conversions to Negotiated Rate Advances or Reference Rate Advances), and (c) in the case of conversions to or continuations as Fixed Rate Advances, the Interest Period applicable thereto. Any notice given by the Borrower under this Section shall be irrevocable. If the Borrower shall fail to notify the Bank of the continuation of any Fixed Rate Advances or of the conversion of Eurodollar Rate Advances to Negotiated Rate Advances within the time required by this Section, such Advances shall, on the last day of the Interest Period applicable thereto, automatically be converted into Reference Rate Advances of the same principal amount.

                  Section 2.6 Interest Rates, Interest Payments and Default Interest. Interest shall accrue and be payable on the Loans as follows:

                           (a) Subject to paragraph (d) below, each Eurodollar Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the sum of (i) the Adjusted Eurodollar Rate for such Interest Period, plus (ii) the Applicable Margin.

                           (b) Subject to paragraph (d) below, each Negotiated Rate Advance shall bear interest on the unpaid principal amount thereof during the Interest Period applicable thereto at a rate per annum equal to the applicable Negotiated Rate.

                           (c) Subject to paragraph (d) below, each Reference Rate Advance shall bear interest on the unpaid principal amount thereof at a varying rate per annum equal to the sum of (i) the Reference Rate, plus (ii) the Applicable Margin.

                           (d) Upon the occurrence of any Event of Default, each Advance shall, at the option of the Bank, bear interest until paid in full at a rate per annum equal to the sum of (i) the Reference Rate, plus (ii) the Applicable Margin for Reference Rate Advances, plus (iii) 2.0%.

                           (e) Interest shall be payable (i) with respect to each Advance, on each March 31, June 30, September 30 and December 31 and, in the case of a Fixed Rate Advance, on the last day of the Interest Period applicable thereto; (ii) with respect to all Advances, upon any permitted prepayment (on the amount prepaid); (iii) with respect to all Advances under the Revolving Note, on the Revolving Maturity Date; and (iv) with respect to all Advances under the Term Note, on the Term Maturity Date; provided that interest under Section 2.6(d) shall be payable on demand.

                  Section 2.7  Repayment and Mandatory Prepayment.

                  2.7(a) The Revolving Loans. The unpaid principal amount of all Revolving Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Revolving Maturity Date. If at any time the unpaid principal balance of the Revolving Note exceeds the Revolving Commitment Amount, the Borrower shall immediately repay to the Bank the amount of such excess. Any such payments shall be applied first against Reference Rate Advances and then to Fixed Rate Advances in order starting with the Fixed Rate Advances having the shortest time to the end of the applicable Interest Period.

                  2.7(b) The Term Loan. The principal of the Term Loan shall be payable as provided in the Term Note.

                  Section 2.8 Optional Prepayments. The Borrower may prepay Fixed Rate Advances in whole or in part at any time, subject, however, to
Section 2.18 and Section 2.20. The Borrower may prepay Reference Rate Advances in whole or in part at any time without premium or penalty. Any prepayment pursuant to this Section 2.8 must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an aggregate amount for any Note of $100,000 or an integral multiple thereof. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitment in whole) or prepaid on the Revolving Note under this Section 2.8 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts paid or prepaid on the Term Note may not be reborrowed, and amounts prepaid on the Term Note shall be applied against the next principal payment required under the terms of the Term Note.

                  Section 2.9 Optional Reduction of Revolving Commitment Amount or Termination of Revolving Commitment. The Borrower may, at any time, upon not less than 20 Business Days prior written notice to the Bank, reduce the Revolving Commitment Amount, with any such reduction in a minimum amount $500,000, or, if more, in an integral multiple thereof; provided, however, that the Borrower may not at any time reduce the Revolving Commitment Amount below the unpaid principal balance of the Revolving Note. The Borrower may, at any time, upon not less than 20 Business Days prior written notice to the Bank, terminate the Revolving Commitment in its entirety. Upon termination of the Revolving Commitment pursuant to this Section, the Borrower shall pay to the Bank the entire unpaid principal balance outstanding under the Revolving Note, all accrued and unpaid interest thereon, all unpaid Revolving Commitment Fees accrued to the date of such termination, and any indemnities payable with respect to Advances pursuant to Section 2.18 and Section 2.20.

                  Section 2.10 Fees. The Borrower shall pay to the Bank nonrefundable fees ("Unused Revolving Commitment Fees") with respect to the Revolving Commitment in an amount equal to 0.30% of the amount of the Unused Revolving Commitment, payable quarterly in arrears on each March 31, June 30, September 30 and December 31.

                  Section 2.11 Computation. Interest on Revolving Loans and the Term Loan and Unused Revolving Commitment Fees shall be computed on the basis of actual days elapsed and a year of 360 days.

                  Section 2.12 Payments. Payments and prepayments of principal of, and interest on, the Notes and all fees, expenses and other obligations under this Agreement payable to the Bank shall be made without setoff or counterclaim in Immediately Available Funds not later than 3:00 p.m. (Minneapolis time) on the dates called for under this Agreement and the Notes to the Bank at its main office in Minneapolis, Minnesota. Funds received after such time shall be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or on the Notes shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time, in the case of a payment of principal, shall be included in the computation of any interest on such principal payment.

                  Section 2.13 Use of Loan Proceeds. The proceeds of the initial Loans shall be used to pay existing Indebtedness of the Borrower to the Bank under the Promissory Notes of the Borrower in favor of the Bank dated February 4, 2000 and March 14, 2000, and the remainder thereof, if any, shall be used for the Borrower's general business purposes (including, without limitation, working capital) in a manner not in conflict with any of the Borrower's covenants in this Agreement.

                  Section 2.14 Interest Rate Not Ascertainable, Etc. If, on or prior to the date for determining the Adjusted Eurodollar Rate in respect of the Interest Period for any Eurodollar Rate

Advance, the Bank determines (which determination shall be conclusive and binding, absent manifest error) that:

                  (a) deposits in dollars (in the applicable amount) are not being made available to the Bank in the relevant market for such Interest Period, or

                  (b) the Adjusted Eurodollar Rate, as the case may be, will not adequately and fairly reflect the cost to the Bank of funding or maintaining Eurodollar Rate Advances for such Interest Period, the Bank shall forthwith give notice to the Borrower of such determination, whereupon the obligation of the Bank to make or continue, or to convert any Advances to, Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. While any such suspension continues, all further Advances by the Bank shall be made as Reference Rate Advances or Negotiated Rate Advances. No such suspension shall affect the interest rate then in effect during the applicable Interest Period for any Eurodollar Rate Advance outstanding at the time such suspension is imposed.

                  Section 2.15 Increased Cost. If any Regulatory Change:

                           (a) shall subject the Bank to any tax, duty or other charge with respect to its Fixed Rate Advances, the Notes or its obligation to make Fixed Rate Advances or shall change the basis of taxation of payment to the Bank of the principal of or interest on its Fixed Rate Advances or any other amounts due under this Agreement in respect of Fixed Rate Advances or its obligation to make Fixed Rate Advances (except for changes in the rate of tax on the overall net income of the Bank imposed by the jurisdiction in which the Bank's principal office is located); or

                           (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board, but excluding with respect to any Eurodollar Rate Advance any such requirement to the extent included in calculating the applicable Adjusted Eurodollar Rate) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the United States market for certificates of deposit or the interbank Eurodollar market any other condition affecting Fixed Rate Advances, the Notes or its obligation to make Fixed Rate Advances;

and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any Fixed Rate Advance, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Notes, then, and in each such case, upon one hundred twenty (120) days notice to the Borrower from the Bank of the nature of such Regulatory Change, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction for the period from and after the one hundred twentieth (120th) day after such notice is given.

A certificate of the Bank claiming compensation under this Section, setting forth the additional amount or amounts to be paid to it hereunder and stating in reasonable detail the basis for the charge and the method of computation, shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods. Failure on the part of the Bank to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any Interest Period shall not constitute a waiver of the Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable in any subsequent Interest Period.

                  Section 2.16 Illegality. If any Regulatory Change shall make it unlawful or impossible for the Bank to make, maintain or fund any Eurodollar Rate Advances, the Bank shall notify the Borrower, whereupon the obligation of the Bank to make or continue, or to convert any Advances to Eurodollar Rate Advances shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. If the Bank determines that it may not lawfully continue to maintain any Eurodollar Rate Advances to the end of the applicable Interest Periods, all of the affected Advances shall be automatically converted to Reference Rate Advances as of the date of the Bank's notice, and upon such conversion the Borrower shall indemnify the Bank in accordance with Section 2.18.

                  Section 2.17 Capital Adequacy. In the event that any Regulatory Change reduces or shall have the effect of reducing the rate of return on the Bank's capital or the capital of its parent corporation (by an amount the Bank deems material) as a consequence of its Revolving Commitment and/or Advances to a level below that which the Bank or its parent corporation could have achieved but for such Regulatory Change (taking into account the Bank's policies and the policies of its parent corporation with respect to capital adequacy), then, in each such case, upon one hundred twenty (120) days notice to the Borrower from the Bank, the Borrower shall pay to the Bank additional amounts sufficient to compensate the Bank or its parent corporation for such reduction for the period from and after the one hundred twentieth (120th) day after such notice is given. Any determination by the Bank under this Section and any certificate as to the amount of such reduction given to the Borrower by the Bank shall be final, conclusive and binding for all purposes, absent manifest error.

                  Section 2.18 Funding Losses; Eurodollar Rate Advances. The Borrower shall compensate the Bank, upon its written request, for all losses, expenses and liabilities (including any interest paid by the Bank to lenders of funds borrowed by it to make or carry Eurodollar Rate Advances to the extent not recovered by the Bank in connection with the reemployment of such funds and including loss of anticipated profits) which the Bank may sustain: (i) if for any reason, other than a default by the Bank, a funding of a Eurodollar Rate Advance does not occur on the date specified therefor in the Borrower's request or notice as to such Advance under Section 2.2 or 2.5, or (ii) if, for whatever reason (including, but not limited to, mandatory and optional prepayment and acceleration of the maturity of Advances following an Event of Default), any prepayment or repayment of a Eurodollar Rate Advance, or a conversion pursuant to Section 2.16, occurs on any day other than the last day of the Interest Period applicable thereto. The Bank's request for compensation shall set forth the basis for the amount requested and shall be final, conclusive and binding, absent manifest error.

                  Section 2.19 Discretion of Bank as to Manner of Funding. The Bank shall be entitled to fund and maintain its funding of Eurodollar Rate Advances in any manner it may elect, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, but not limited to, determinations under Section 2.18) shall be made as if the Bank had actually funded and maintained each Eurodollar Rate Advances during the Interest Period for such Advance through the purchase of deposits having a maturity corresponding to the last day of the Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.

                  Section 2.20 Negotiated Rate Prepayment Indemnity. The Borrower acknowledges and agrees as follows: (i) the Borrower has no right to repay any Negotiated Rate Advance without the Bank's consent, which the Bank will grant only on the terms and subject to the conditions hereinafter provided;
(ii) the Bank will be harmed by reason of any prepayment of any Negotiated Rate Advance at a time when interest rates have declined below the levels prevailing on the date a Loan (or portion thereof) was made as or converted to a Negotiated Rate Advance because any reinvestment of the prepaid funds at the lower rates prevailing on the date of prepayment will produce a lower return to the Bank;
(iii) there is no readily available index of rates payable on loans such as that from the Bank to the Borrower, nor any assurance that the Bank could replace the loan with a similar loan; and (iv) changes in the yields on U.S. government securities provide a reasonable approximation for changes in interest rates generally. To induce the Bank to agree to accept voluntary prepayments, to the extent permitted by applicable law, the Borrower agrees to pay to the Bank a prepayment indemnity as described in this Section upon any prepayment, whether voluntary or involuntary, and agrees to all of the other terms of prepayment herein. For purposes of this section, the following terms shall have the meanings given below:

                  "Average Maturity Period": as of any prepayment date, the weighted average time period computed by multiplying the dollar amount of each installment or payment of principal prepaid by the number of days from such prepayment date until the earlier of the scheduled maturity of that installment or payment or the next Interest Change Date (if any), adding together the resulting products and dividing the resulting sum by the total dollar amount of principal being prepaid.

                  "Government Yield": as to any date of determination, the annual yield (converted as necessary to the equivalent semi-annual compound rate) on a U.S. Treasury security having a maturity date closest to the date computed by adding the Average Maturity Period to the date of prepayment, as published in The Wall Street Journal (or, if not so published, as determined by the Bank based on quotations by secondary market dealers selected by the Bank). "U.S. Treasury securities" means actively traded U.S. Treasury bonds, bills and notes. If more than one issue of U.S. Treasury securities is scheduled to mature at or about the time of such computed date, then to the extent possible the U.S. Treasury security trading closest to its par value will be chosen as the basis of the Government Yield.

                  "Interest Change Date": the date of any regularly scheduled adjustment in the interest rate on the Notes.

                  "Interest Differential": as of any prepayment date, (i) the applicable Negotiated Rate as in affect on the date of prepayment minus (ii) the sum of (A) the Government Yield as of the date of prepayment, plus (B) the Issuance Spread.

                  "Issuance Spread": thirty-hundredths of one percent (0.30%) per annum.

                  With the prior written consent of the Bank, Negotiated Rate Advances may be prepaid in whole or in part at any time, with partial prepayments in the amount of $100,000 or an integral multiple thereof. Any partial prepayments shall be applied to installments due under the applicable Negotiated Rate Advance in the inverse order of their maturity (if such Negotiated Rate Advance is payable in installments). If at the time of any prepayment (whether voluntary or involuntary, and specifically including but not limited to any payment prior to scheduled maturity following acceleration of the Loans), the Interest Differential shall exceed zero, such prepayment shall be accompanied, to the extent permitted by law, by payment of a prepayment indemnity. The amount of the prepayment indemnity shall equal the present value (determined by Bank using the Government Yield as of the date of prepayment as the discount factor) on the prepayment date of a stream of equal monthly payments in number equal to the number of whole months (using a thirty-day month) in the Average Maturity Period. The amount of each such monthly payment shall equal the quotient obtained by dividing (a) the product of the amount prepaid, times the Interest Differential, times a fraction, the numerator of which is the number of days in the Average Maturity Period and the denominator of which is 360, by (b) the number of whole months (using a thirty-day month) in the Average Maturity Period.

                  Section 2.21 Extension of Revolving Commitment Ending Date. If the Borrower by written notice given to the Bank not more than 60 days prior to the Revolving Commitment Ending Date requests in writing an extension of the Revolving Commitment Ending Date for an additional period of time and if the Bank, in its sole and absolute discretion and based on such review of the Borrower's financial performance and condition and such other factors as the Bank considers relevant (which may include, without limitation, future loan policies and other policies adopted by the Bank unrelated to the Borrower's financial condition), consents in writing to such extension within thirty (30) days of receipt of the Borrower's request hereunder, then the Revolving Commitment Ending Date shall be extended for such additional period of time, and in such extended period the Borrower may repeat its request within the same time limit and if the Bank consents the Revolving Commitment Ending Date shall be further extended for an additional period, and so on from time to time. In the case of any such extension, the "Revolving Commitment Ending Date" shall be the last day of the period to which such extension has been granted. The Bank shall not be under any obligation or commitment to extend the Revolving Commitment Ending Date, and no such obligation or commitment on the part of the Bank should be inferred from the provisions of this Section.

                                   ARTICLE III

                              CONDITIONS PRECEDENT

                  Section 3.1 Conditions of Initial Transaction. The making of the initial Loans shall be subject to the prior or simultaneous fulfillment of the following conditions:

                  3.1(a) Documents. The Bank shall have received the following:

                  (i) A Revolving Note and a Term Note each drawn to the order of the Bank executed by a duly authorized officer (or officers) of the Borrower.

                  (ii) The Security Documents duly executed by the respective parties thereto, together with the certificate or certificates representing the shares of the capital stock of ACIC pledged to the Bank under the Pledge Agreement together with separate stock powers duly executed by the Borrower in blank (which shall be undated).

                  (iii) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                  (iv) An incumbency certificate showing the names and titles and bearing the signatures of the officers of the Borrower authorized to execute the Loan Documents and to request Loans and conversions and continuations of Advances hereunder, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                  (v) A copy of the Articles of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation as of a date satisfactory to the Bank.

                  (vi) A certificate of good standing for the Borrower in the jurisdiction of its incorporation and in the State of Minnesota, certified by the appropriate governmental officials as of a date satisfactory to the Bank.

                  (vii) A copy of the bylaws of the Borrower, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Borrower.

                  (viii) A certificate dated the Closing Date of the chief executive officer or chief financial officer of the Borrower certifying as to the matters set forth in Sections 3.2(a) and 3.2(b) below.

                  (ix) The Borrower shall have requested Lindquist & Vennum P.L.L.P., its counsel, to prepare a written opinion, addressed to the Bank and dated the Closing Date, covering the matters set forth in Exhibit 3.1(a)(ix) hereto, and such opinion shall have been delivered to the Bank.

                  (x) UCC searches against the Borrower ordered from the Minnesota Secretary of State.

                  3.1(b) Compliance. The Borrower shall have performed and complied with all agreements, terms and conditions contained in this Agreement required to be performed or complied with by the Borrower prior to or simultaneously with the Closing Date.

                  3.1(c) Security Documents. All Security Documents (or financing statements with respect thereto) shall have been appropriately filed or recorded to the satisfaction of the Bank; any pledged collateral shall have been duly delivered to the Bank; and the priority and perfection of the Liens created by the Security Documents shall have been established to the satisfaction of the Bank and its counsel.

                  3.1(d) Other Matters. All corporate and legal proceedings relating to the Borrower and all instruments and agreements in connection with the transactions contemplated by this Agreement shall be satisfactory in scope, form and substance to the Bank and the Bank's counsel, and the Bank shall have received all information and copies of all documents, including records of corporate proceedings, as the Bank or such counsel may reasonably have requested in connection therewith, such documents where appropriate to be certified by proper corporate or governmental authorities.

                  3.1(e) Fees and Expenses. The Bank shall have received all fees and other amounts due and payable by the Borrower on or prior to the Closing Date, including the reasonable fees and expenses of counsel to the Bank payable pursuant to Section 8.2.

                  Section 3.2 Conditions Precedent to all Loans. The obligation of the Bank to make any Loan hereunder (including the initial Loans) shall be subject to the fulfillment of the following conditions:

                  3.2(a) Representations and Warranties. The representations and warranties contained in Article IV shall be true and correct on and as of the Closing Date and on the date of each Loan, with the same force and effect as if made on such date.

                  3.2(b) No Default. No Default or Event of Default shall have occurred and be continuing on the Closing Date and on the date of each Loan or will exist immediately after any Loan is made.

                  3.2(c) Notices and Requests. The Bank shall have received the Borrower's request for such Loan as required under Section 2.2.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Bank to enter into this Agreement and to make Loans hereunder, the Borrower represents and warrants to the Bank:

                  Section 4.1 Organization, Standing, Etc. The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted, to enter into this Agreement and to issue the Notes and to perform its obligations under the Loan Documents. Each Subsidiary is a corporation duly incorporated and validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Each of the Borrower and the Subsidiaries (a) holds all certificates of authority, licenses and permits necessary to carry on its business as presently conducted in each jurisdiction in which it is carrying on such business, except where the failure to hold such certificates, licenses or permits would not have a material adverse effect on the business, operations, property, assets or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, and (b) is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary and the failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any assets or expose the Borrower or such Subsidiary to any liability, which in either case would be material to the Borrower and the Subsidiaries taken as a whole.

                  Section 4.2 Authorization and Validity. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and this Agreement constitutes, and the Notes and other Loan Documents when executed will constitute, the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

                  Section 4.3 No Conflict; No Default. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                  Section 4.4 Government Consent. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents, except for any necessary filing or recordation of or with respect to any of the Security Documents.

                  Section 4.5 Financial Statements and Condition. The Borrower's audited consolidated financial statements as at December 31, 1999, as heretofore furnished to the Bank, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the Borrower and its Subsidiaries as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, neither the Borrower nor any Subsidiary had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since December 31, 1999, there has been no material adverse change in the business, operations, property, assets or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole.

                  Section 4.6 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which, if determined adversely to the Borrower or such Subsidiary, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Subsidiary to perform its obligations under the Loan Documents.

                  Section 4.7 Environmental, Health and Safety Laws. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, which noncompliance or remedial action could reasonably be expected to have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. The Borrower does not have knowledge that it or its property or any Subsidiary or the property of any Subsidiary will become subject to environmental laws or regulations during the term of this Agreement, compliance with which could reasonably be expected to require Capital Expenditures which would have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

                  Section 4.8 ERISA. Each Plan is in substantial compliance with all applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would reasonably be expected to result in the institution of proceedings to terminate any Plan under Section 4042 of ERISA. With respect to each Plan subject to Title IV of ERISA, as of the most recent valuation date for such Plan, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the Bank) of such Plan's projected benefit obligations did not exceed the fair market value of such Plan's assets.

                  Section 4.9 Federal Reserve Regulations. Neither the Borrower nor any Subsidiary is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The value of all margin stock owned by the Borrower does not constitute more than 25% of the value of the assets of the Borrower.

                  Section 4.10 Title to Property; Leases; Liens; Subordination. Each of the Borrower and the Subsidiaries has (a) good and marketable title to its real properties and (b) good and sufficient title to, or valid, subsisting and enforceable leasehold interest in, its other material properties, including all real properties, other properties and assets, referred to as owned by the Borrower and its Subsidiaries in the most recent financial statement referred to in Section 4.5 (other than property disposed of since the date of such financial statements in the ordinary course of business). None of such properties is subject to a Lien, except as allowed under Section 6.11. The Borrower has not subordinated any of its rights under any obligation owing to it to the rights of any other person.

                  Section 4.11 Taxes. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate and the Borrower knows of no proposed material tax assessment against it or any Subsidiary or any basis therefor.

                  Section 4.12 Trademarks, Patents. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

                  Section 4.13 Burdensome Restrictions. Neither the Borrower nor any Subsidiary is a party to or otherwise bound by any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate or partnership restriction which would foreseeably have a material adverse effect on the business, properties, assets, operations or condition (financial or otherwise) of the Borrower or such Subsidiary or on the ability of the Borrower or any Subsidiary to carry out its obligations under any Loan Document.

                  Section 4.14 Force Majeure. Since the date of the most recent financial statement referred to in Section 4.5, the business, properties and other assets of the Borrower and the Subsidiaries have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout, or other labor trouble, embargo, sabotage, confiscation, condemnation, riot, civil disturbance, activity of armed forces or act of God.

                  Section 4.15 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

                  Section 4.16 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  Section 4.17 Retirement Benefits. Except as required under
Section 4980B of the Code, Section 601 of ERISA or applicable state law, neither the Borrower nor any Subsidiary is obligated to provide post-retirement medical or insurance benefits with respect to employees or former employees.

                  Section 4.18 Full Disclosure. Subject to the following sentence, neither the financial statements referred to in Section 4.5 nor any other certificate, written statement, exhibit or report furnished by or on behalf of the Borrower in connection with or pursuant to this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading. Certificates or statements furnished by or on behalf of the Borrower to the Bank consisting of projections or forecasts of future results or events have been prepared in good faith and based on good faith estimates and assumptions of the management of the Borrower, and the Borrower has no reason to believe that such projections or forecasts are not reasonable.

                  Section 4.19 Subsidiaries. The Borrower has only one subsidiary, ACIC, of which it owns 100% of the common stock, which stock is the only class of capital stock issued by ACIC.

                  Section 4.20 Year 2000. The Borrower has reviewed and assessed it business operations and computer systems and applications to address the "year 2000 problem" (that is, that computer applications and equipment used by the Borrower, directly or indirectly through third parties, may have been or may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). The Borrower represents and warrants that the year 2000 problem has not resulted in and will not result in a material adverse change in the Borrower's business condition (financial or otherwise), operations, properties or prospects or ability to repay the Bank. The Borrower agrees that this representation and warranty will be true and correct on and shall be deemed made by the Borrower on each date the Borrower requests any Loan under this Agreement or the Notes or delivers any information to the Bank. The Borrower will promptly deliver to the Bank such information relating to this representation and warranty as the Bank requests from time to time.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Until any obligation of the Bank hereunder to make the Loans shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full, unless the Bank shall otherwise consent in writing:

                  Section 5.1 Financial Statements and Reports. The Borrower will furnish to the Bank:

                  5.1(a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the consolidated financial statements of the Borrower and the Subsidiaries consisting of at least statements of income, cash flow and changes in stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by an independent certified public accountant of recognized national standing selected by the Borrower and acceptable to the Bank, together with any management letters, management reports or other supplementary comments or reports to the Borrower or its board of directors furnished by such accountants.

                  5.1(b) As soon as available and in any event within 45 days after the end of each fiscal quarter, unaudited consolidated statements of income, cash flow and changes in stockholders' equity for the Borrower and the Subsidiaries for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, and a consolidated balance sheet of the Borrower as at the end of such quarter, setting forth in comparative form figures for the corresponding period for the preceding fiscal year, accompanied by a certificate signed by the chief financial officer of the Borrower stating that such financial statements present fairly the financial condition of the Borrower and the Subsidiaries and that the same have been prepared in accordance with GAAP (except for the absence of footnotes and subject to year-end audit adjustments as to the interim statements).

                  5.1(c) As soon as practicable and in any event within 45 days after the end of each fiscal quarter, a Compliance Certificate in the form attached hereto as Exhibit 5.1(c) signed by the chief financial officer, controller or director of planning and reporting of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with Sections 6.13, 6.14, 6.15, 6.16, 6.17, 6.18. 6.19 and 6.20, as at the end of
such quarter and stating that as at the end of such quarter there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  5.1(d) Immediately upon any officer of the Borrower becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

                  5.1(e) Immediately upon any officer of the Borrower becoming aware of the occurrence, with respect to any Plan, of any Reportable Event or any Prohibited Transaction, a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

                  5.1(f) As soon as possible, but in any event within sixty (60) days after the end of each fiscal year of ACIC, a copy of the Annual Statement of ACIC for such fiscal year prepared in accordance with SAP and accompanied by the certification of the responsible officer of ACIC that such financial statements present fairly, in accordance with SAP, the financial position of ACIC for the period then ended.

                  5.1(g) As soon as possible, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of ACIC, a copy of the quarterly statement of ACIC for such fiscal quarter, all prepared in accordance with SAP and accompanied by the certification of the responsible officer of ACIC that all such financial statements present fairly in accordance with SAP the financial position of ACIC for the periods then ended (subject to normal year-end and audit adjustments);

                  5.1(h) Within fifteen (15) days after being delivered to ACIC, any final examination report issued from time to time by the applicable Insurance Regulatory Authority or the NAIC;

                  5.1(i) Within ninety (90) days after the close of each fiscal year of ACIC, a copy of the "Statement of Actuarial Opinion" for ACIC which is provided to the applicable Insurance Regulatory Authority (or equivalent information should the Insurance Regulatory Authority no longer require such a statement). Such statement shall be in the format prescribed by the insurance code of the State of Minnesota.

                  5.1(j) Within ninety (90) days after the close of each fiscal year of ACIC, a copy of the annual Milliman & Robertson, Inc. actuarial analysis of the loss and loss adjustment expense reserves of ACIC.

                  5.1(k) Together with the financial statements furnished by the Borrower under Sections 5.1(f) and 5.1(g), calculations of the Risk Based Capital for ACIC based on the quarterly or annual financial statements being delivered.

                  5.1(l) Promptly upon the mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders, and copies of all registration statements, periodic reports and other documents filed with the Securities and Exchange Commission (or any successor thereto) or any national securities exchange.

                  5.1(m) Copies of all material Insurance Holding Company System Act filings with Governmental Authorities by the Borrower or ACIC not later than ten (10) Business Days after such filings are made, including, without limitation, filings which seek approval of Governmental Authorities with respect to transactions between the Borrower and its Affiliates.

                  5.1(n) Within five (5) Business Days of such notice, notice of actual suspension, termination or revocation of any License or restriction thereon (material to ACIC) of ACIC by the Insurance Regulatory Authority or of receipt of notice from the Insurance Regulatory Authority notifying ACIC of a hearing (which is not withdrawn within ten (10) days) relating to such a suspension, termination, revocation or restriction, including any request by the Insurance Regulatory Authority which commits ACIC to take, or refrain from taking, any action or which otherwise materially and adversely affects the authority of ACIC to conduct its business.

                  5.1(o) Within three (3) Business Days of such notice, notice of any pending or threatened investigation or regulatory proceeding (other than routine periodic investigations or reviews) by any Insurance Regulatory Authority concerning the business, practices or operations of ACIC including any agent or managing general agent thereof.

                  5.1(p) Promptly, upon knowledge of the Borrower or ACIC, to the Bank, notice of any actual or proposed changes in the Applicable Insurance Code, if such changes could reasonably be expected to constitute a Material Adverse Occurrence.

                  5.1(q) As soon as practicable, give written notice to the Bank of:

                           (i) The commencement of any litigation against the
                  Borrower or any Subsidiary involving claimed damages in excess of $100,000 or relating to the transactions contemplated by this Credit Agreement.

                           (ii) The commencement of any material arbitration or
                  governmental proceeding or investigation not previously disclosed to the Bank which has been instituted or, to the knowledge of the Borrower, is threatened against the Borrower or any Subsidiary or any of their respective properties which, if determined adversely to such party, would constitute a Material Adverse Occurrence.

                           (iii) Any adverse development which occurs in any
                  litigation, arbitration or governmental investigation or proceeding previously disclosed by Borrower to the Bank and which would constitute a Material Adverse Occurrence.

                           (iv) Any settlement or disposition of any litigation,
                  arbitration or governmental investigation or proceeding previously disclosed to the Bank pursuant to this Credit Agreement.

                  5.1(r) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as the Bank may reasonably request.

                  Section 5.2 Corporate Existence. The Borrower will maintain, and cause each Subsidiary to maintain, its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction where failure so to qualify would permanently preclude the Borrower or such Subsidiary from enforcing its rights with respect to any material asset or would expose the Borrower or such Subsidiary to any material liability; provided, however, that nothing herein shall prohibit the merger or liquidation of any Subsidiary allowed under Section 6.1.

                  Section 5.3 Insurance. The Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable firms engaged in the same or similar business and similarly situated.

                  Section 5.4 Payment of Taxes and Claims. The Borrower shall file, and cause each Subsidiary to file, all tax returns and reports which are required by law to be filed by it and will pay, and cause each Subsidiary to pay, before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including but not limited to those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; provided that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

                  Section 5.5 Inspection. Subject to Section 8.7, the Borrower shall permit any Person designated by the Bank to visit and inspect any of the properties, corporate books and financial records of the Borrower and the Subsidiaries, to examine and to make copies of the books of accounts and other financial records of the Borrower and the Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as the Bank may designate. So long as no Event of Default exists, the expenses of the Bank for such visits, inspections and examinations shall be at the expense of the Bank, but any such visits, inspections and examinations made while any Event of Default is continuing shall be at the expense of the Borrower.

                  Section 5.6 Maintenance of Properties. The Borrower will maintain, and cause each Subsidiary to maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  Section 5.7 Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

                  Section 5.8 Compliance. The Borrower will comply, and will cause each Subsidiary to comply, in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject; provided, however, that failure so to comply shall not be a breach of this covenant if such failure does not have, or is not reasonably expected to have, a materially adverse effect on the properties, business, prospects or condition (financial or otherwise) of the Borrower or such Subsidiary and the Borrower or such Subsidiary is acting in good faith and with reasonable dispatch to cure such noncompliance.

                  Section 5.9 Notice of Litigation. The Borrower will give prompt written notice to the Bank of the commencement of any action, suit or proceeding before any court or arbitrator or any governmental department, board, agency or other instrumentality affecting the Borrower or any Subsidiary or any property of the Borrower or a Subsidiary or to which the Borrower or a Subsidiary is a party in which an adverse determination or result could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries taken as a whole or on the ability of the Borrower or any Subsidiary to perform its obligations under this Agreement and the other Loan Documents, stating the nature and status of such action, suit or proceeding.

                  Section 5.10 ERISA. The Borrower will maintain, and cause each Subsidiary to maintain, each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and will not and not permit any of the ERISA Affiliates to (a) engage in any transaction in connection with which the Borrower or any of the ERISA Affiliates would be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in either case in an amount exceeding $100,000, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Plan in an aggregate amount exceeding $100,000 or (c) fail to make any payments in an aggregate amount exceeding $100,000 to any Multiemployer Plan that the Borrower or any of the ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

                  Section 5.11 Environmental Matters; Reporting. The Borrower will observe and comply with, and cause each Subsidiary to observe and comply with, all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent noncompliance could result in a material liability or otherwise have a material adverse effect on the Borrower and the Subsidiaries taken as a whole. The Borrower will give the Bank prompt written notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (a) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (b) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

                  Section 5.12 Further Assurances. The Borrower shall promptly correct any defect or error that may be discovered in any Loan Document or in the execution, acknowledgment or recordation thereof. Promptly upon request by the Bank, the Borrower also shall do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all deeds, conveyances, mortgages, deeds of trust, trust deeds, assignments, estoppel certificates, financing statements and continuations thereof, notices of assignment, transfers, certificates, assurances and other instruments as the Bank may reasonable require from time to time in order: (a) to carry out more effectively the purposes of the Loan Documents; (b) to perfect and maintain the validity, effectiveness and priority of any security interests intended to be created by the Loan Documents including, without limitation, the delivery of a landlord waiver from any landlord required by the Bank; and (c) to better assure, convey, grant, assign, transfer, preserve, protect and confirm unto the Bank the rights granted now or hereafter intended to be granted to the Bank under any Loan Document or under any other instrument executed in connection with any Loan Document or that the Borrower may be or become bound to convey, mortgage or assign to the Bank in order to carry out the intention or facilitate the performance of the provisions of any Loan Document. The Borrower shall furnish to the Bank evidence satisfactory to the Bank of every such recording, filing or registration.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until any obligation of the Bank hereunder to make the Loans shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full, unless the Bank shall otherwise consent in writing:

                  Section 6.1 Merger; Acquisitions. The Borrower will not: merge or consolidate or enter into any analogous reorganization or transaction with any Person; liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); acquire all or substantially all of the stock or the assets of another Person; or permit any Subsidiary to do any of the foregoing; provided, however, any Subsidiary may be merged with or liquidated into the Borrower or any wholly-owned Subsidiary (if the Borrower or such wholly-owned Subsidiary is the surviving corporation).

                  Section 6.2 Disposition of Assets. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one transaction or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  6.2(a) dispositions of assets in the ordinary course of business, including, without limitation, dispositions of Investments held by ACIC in the ordinary course of its business;

                  6.2(b) dispositions of used, worn-out or surplus equipment, all in the ordinary course of business;

                  6.2(c) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are applied with reasonable promptness to the purchase price of such replacement equipment; and

                  6.2(d) other dispositions of property during the term of this Agreement whose net book value in the aggregate does not exceed $100,000.

                  Section 6.3 Plans. The Borrower will not permit, and will not allow any Subsidiary to permit, any event to occur or condition to exist which would permit any Plan to terminate under any circumstances which would cause the Lien provided for in Section 4068 of ERISA to attach to any assets of the Borrower or any Subsidiary; and the Borrower will not permit, as of the most recent valuation date for any Plan subject to Title IV of ERISA, the present value (determined on the basis of reasonable assumptions employed by the independent actuary for such Plan and previously furnished in writing to the
Bank) of such Plan's projected benefit obligations to exceed the fair market value of such Plan's assets.

                  Section 6.4 Change in Nature of Business. The Borrower will not, and will not permit any Subsidiary to, make any material change in the nature of the business of the Borrower or such Subsidiary, as carried on at the date hereof. For purposes of this Section 6.4, the provision of claims management, disability management, the provision and sale of software related to such activities and similar insurance-related activities shall not be deemed to be a material change in the nature of the business of the Borrower or any Subsidiary of the Borrower, as carried on at the date hereof.

                  Section 6.5 Subsidiaries. After the date of this Agreement, the Borrower will not, and will not permit any Subsidiary to, form or acquire any corporation which would thereby become a Subsidiary, except that ACIC may form a wholly owned subsidiary to be known as Bloomington Compensation Insurance Company to engage in workers' compensation insurance activities in fixed- rate markets.

                  Section 6.6 Negative Pledges; Subsidiary Restrictions. The Borrower will not, and will not permit any Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Bank which would (i) prohibit the Borrower or such Subsidiary from granting, or otherwise limit the ability of the Borrower or such Subsidiary to grant, to the Bank any Lien on any assets or properties of the Borrower or such Subsidiary, or (ii) require the Borrower or such Subsidiary to grant a Lien to any other Person if the Borrower or such Subsidiary grants any Lien to the Bank. The Borrower will not permit any Subsidiary to place or allow any restriction, directly or indirectly, on the ability of such Subsidiary to (a) pay dividends or any distributions on or with respect to such Subsidiary's capital stock or (b) make loans or other cash payments to the Borrower.

                  Section 6.7 Restricted Payments. The Borrower will not make any Restricted Payments, except that the Borrower may redeem stock purchased by employees pursuant to incentive plans, provided that the aggregate redemption price paid for such stock shall not exceed $250,000 in any single fiscal year.

                  Section 6.8 Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction with any Affiliate of the Borrower, except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

                  Section 6.9 Accounting Changes. The Borrower will not, and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year or the fiscal year of any Subsidiary.

                  Section 6.10 Indebtedness. The Borrower will not, and will not permit any Subsidiary to, incur, create, issue, assume or suffer to exist any Indebtedness, except:

                  6.10(a) the Obligations.

                  6.10(b) liabilities, other than for borrowed money, incurred in the ordinary course of business.

                  6.10(c) Indebtedness existing on the date of this Agreement and disclosed on Exhibit 6.10 hereto, but not including any extension or refinancing thereof.

                  6.10(d) Indebtedness secured by Liens permitted under Section
6.11 hereof, provided that the aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $100,000.

                  6.10(e)  other Indebtedness, subject to Section 6.14 hereof.

                  Section 6.11 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien, or enter into, or make any commitment to enter into, any arrangement for the acquisition of any property through conditional sale, lease-purchase or other title retention agreements, with respect to any property now owned or hereafter acquired by the Borrower or a Subsidiary, except:

                  6.11(a) Liens granted to the Bank under the Security Documents to secure the Obligations.

                  6.11(b) Liens existing on the date of this Agreement and disclosed on Exhibit 6.11 hereto.

                  6.11(c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary.

                  6.11(d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

                  6.11(e) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens arising in the ordinary course of business, for sums not due or to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 5.4.

                  6.11(f) Liens incurred or deposits or pledges made or given in connection with, or to secure payment of, indemnity, performance or other similar bonds.

                  6.11(g) Encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property and landlord's Liens under leases on the premises rented, which do not materially detract from the value of such property or impair the use thereof in the business of the Borrower or a Subsidiary.

                  6.11(h) The interest of any lessor under any Capitalized Lease entered into after the Closing Date or purchase money Liens on property acquired after the Closing Date; provided, that, (i) the Indebtedness secured thereby is otherwise permitted by this Agreement and (ii) such Liens are limited to the property acquired and do not secure Indebtedness other than the related Capitalized Lease Obligations or the purchase price of such property.

                  Section 6.12 Contingent Liabilities. The Borrower will not, and will not permit any Subsidiary to, be or become liable on any Contingent Obligations except (a) Contingent Obligations existing on the date of this Agreement and described on Exhibit 6.12 and (b) Contingent Obligations arising from the routine adjudication of claims resulting from workplace injuries in the ordinary course of the Borrower's workers' compensation management program..

                  Section 6.13 Fixed Charge Coverage Ratio. The Borrower will not permit the Fixed Charge Coverage Ratio at any time to be less than 1.75 to 1.00.

                  Section 6.14 Maximum Indebtedness. The Borrower will not permit the aggregate principal amount of its Indebtedness at any time outstanding to exceed $20,000,000; provided, however, that for purposes of this
Section 6.14, Indebtedness shall not include liabilities arising from the routine adjudication of claims resulting from workplace injuries in the ordinary course of the Borrower's workers' compensation management program.

                  Section 6.15 Consolidated Net Worth. The Borrower will not permit its Consolidated Net Worth at any time to be less than the sum of $45,000,000 plus 25% of its cumulative positive Consolidated Net Income arising after December 31, 1999.

                  Section 6.16 Statutory Surplus of ACIC. The Borrower shall not permit ACIC's Capital and Surplus at any time to be less than the sum of $40,000,000 plus 25% of ACIC's cumulative positive Statutory Net Income arising after December 31, 1999.

                  Section 6.17 Consolidated Net Income. The Borrower will not permit its Consolidated Net Income for any period of four consecutive fiscal quarters to be less than $4,000,000.

                  Section 6.18 Risk-Based Capital Ratio of ACIC. The Borrower will not permit the ratio (expressed as a percentage) of the Adjusted Capital to the Risk-Based Capital of ACIC at any time to be less than 400%.

                  Section 6.19 A.M. Best Rating of ACIC. The Borrower will not permit the rating of ACIC by A.M. Best & Company at any time to be less than B+.

                  Section 6.20 Investments of ACIC. The Borrower will not permit the ratio (expressed as a percentage) of the Investment Grade Securities owned by ACIC to the value of its total Investments (calculated at the lower of cost or market) at any time to be less than 95%.

                  Section 6.21 Loan Proceeds. The Borrower will not, and will not permit any Subsidiary to, use any part of the proceeds of any Loan or Advances directly or indirectly, and whether immediately, incidentally or ultimately, (a) to purchase or carry margin stock (as defined in Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose or (b) for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations U or X of the Board.

                                   ARTICLE VII

                         EVENTS OF DEFAULT AND REMEDIES

                  Section 7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default:

                  7.1(a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on any Note or any other Obligation required to be made to the Bank pursuant to this Agreement and such failure shall continue for seven calendar days.

                  7.1(b) Any representation or warranty made by or on behalf of the Borrower or any Subsidiary in this Agreement or any other Loan Document or by or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or document herewith or hereafter furnished to the Bank pursuant to this Agreement or any other Loan Document shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

                  7.1(c) The Borrower shall fail to comply with Sections 5.2 or
5.3 hereof or any Section of Article VI hereof.

                  7.1(d) The Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Agreement (other than those hereinabove set forth in this Section 7.1) and such failure to comply shall continue for thirty (30) calendar days after whichever of the following dates is the earliest: (i) the date the Borrower gives notice of such failure to the Bank, (ii) the date the Borrower should have given notice of such failure to the Bank pursuant to Section 5.1, or (iii) the date the Bank gives notice of such failure to the Borrower.

                  7.1(e) Any default (however denominated or defined) shall occur under any Security Document.

                  7.1(f) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Borrower or any Subsidiary shall make an assignment for the benefit of creditors.

                  7.1(g) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or any Subsidiary, and, if instituted against the Borrower or any Subsidiary, shall have been consented to or acquiesced in by the Borrower or such Subsidiary, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower or such Subsidiary.

                  7.1(h) Any dissolution or liquidation proceeding not permitted by Section 6.1 shall be instituted by or against the Borrower or a Subsidiary, and, if instituted against the Borrower or any Subsidiary, shall be consented to or acquiesced in by the Borrower or such Subsidiary or shall remain for 45 days undismissed.

                  7.1(i) A judgment or judgments for the payment of money in excess of the sum of $500,000 in the aggregate shall be rendered against the Borrower or a Subsidiary and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than 45 days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

                  7.1(j) The maturity of any material Indebtedness of the Borrower (other than Indebtedness under this Agreement) or a Subsidiary shall be accelerated, or the Borrower or a Subsidiary shall fail to pay any such material Indebtedness when due (after the lapse of any applicable grace period) or, in the case of such Indebtedness payable on demand, when demanded (after the lapse of any applicable grace period), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such Indebtedness or any trustee or other Person acting on behalf of such holder to cause, such material Indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, Indebtedness of the Borrower or a Subsidiary shall be deemed "material" if it exceeds $1,000,000 as to any item of Indebtedness or in the aggregate for all items of Indebtedness with respect to which any of the events described in this Section 7.1(j) has occurred.

                  7.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower or any Subsidiary shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.

                  7.1(l) Any Security Document shall, at any time, cease to be in full force and effect or shall be judicially declared null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Bank shall cease to have a valid and perfected security interest having the priority contemplated thereunder in all of the collateral described therein, other than by action or inaction of the Bank if any of the foregoing shall remain unremedied for ten days or more after receipt of notice thereof by the Borrower from the Bank.

                  7.1(m) The Borrower shall deny in writing that it has any further liability under any Loan Document.

                  7.1(n) Any Change of Control shall occur.

                  Section 7.2 Remedies. If (a) any Event of Default described in Sections 7.1(f), (g) or (h) shall occur with respect to the Borrower, the Revolving Commitment and the Term Commitment shall automatically terminate and the Notes and all other Obligations shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Bank may take any of the following actions: (i) declare the Revolving Commitment and the Term Commitment terminated, whereupon the Revolving Commitment and the Term Commitment shall terminate and (ii) declare the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other Obligations to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such Obligations shall immediately become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding. Upon the occurrence of any of the events described in clause (a) of the preceding sentence, or upon the occurrence of any of the events described in clause (b) of the preceding sentence the Bank may exercise all rights and remedies under any of the Loan Documents, and enforce all rights and remedies under any applicable law.

                  Section 7.3 Offset. In addition to the remedies set forth in
Section 7.2, upon the occurrence of any Event of Default and thereafter while the same be continuing, the Borrower hereby irrevocably authorizes the Bank to set off any Obligations owed to the Bank against all deposits and credits of the Borrower with, and any and all claims of the Borrower against, the Bank. Such right shall exist whether or not the Bank shall have made any demand hereunder or under any other Loan Document, whether or not the Obligations, or any part thereof, or deposits and credits held for the account of the Borrower is or are matured or unmeasured, and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to the Bank. The Bank agrees that, as promptly as is reasonably possible after the exercise of any such setoff right, it shall notify the Borrower of its exercise of such setoff right; provided, however, that the failure of the Bank to provide such notice shall not affect the validity of the exercise of such setoff rights. Nothing in this Agreement shall be deemed a waiver or prohibition of or restriction on the Bank to all rights of banker's Lien, setoff and counterclaim available pursuant to law.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Modifications. Notwithstanding any provisions to the contrary herein, any term of this Agreement may be amended with the written consent of the Borrower; provided that no amendment, modification or waiver of any provision of this Agreement or any other Loan Document or consent to any departure therefrom by the Borrower or other party thereto shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given.

                  Section 8.2 Expenses. Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to reimburse the Bank upon demand for all reasonable out-of-pocket expenses paid or incurred by the Bank (including filing and recording costs and fees and expenses of Dorsey & Whitney LLP, counsel to the Bank) in connection with the negotiation, preparation, approval, review, execution, delivery, administration, amendment, modification and interpretation of this Agreement and the other Loan Documents and any commitment letters relating thereto. The Borrower shall also reimburse the Bank upon demand for all reasonable out-of-pocket expenses (including expenses of legal counsel) paid or incurred by the Bank in connection with the collection and enforcement of this Agreement and any other Loan Document. The obligations of the Borrower under this Section shall survive any termination of this Agreement.

                  Section 8.3 Waivers, etc. No failure on the part of the Bank or the holder of a Note to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in the other Loan Documents provided are cumulative and not exclusive of any remedies provided by law.

                  Section 8.4 Notices. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day after the date of sending if sent by overnight courier, or from three Business Days after the date of mailing if mailed; provided, however, that any notice to the Bank under Article II hereof shall be deemed to have been given only when received by the Bank.

                  Section 8.5 Taxes. The Borrower agrees to pay, and save the Bank harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement or the issuance of the Notes, which obligation of the Borrower shall survive the termination of this Agreement.

                  Section 8.6 Successors and Assigns; Disposition of Loans; Transferees. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its obligations hereunder or under any other Loan Document without the prior written consent of the Bank. The Bank may at any time sell, assign, transfer, grant participations in, or otherwise dispose of any portion of the

Revolving Commitment, the Term Commitment, the Loans and/or Advances (each such interest so disposed of being herein called a "Transferred Interest") to banks or other financial institutions ("Transferees"), and the Bank shall promptly provide notice to the Borrower of any such Transferred Interest and the identity of the Transferee thereof. The Borrower agrees that each Transferee shall be entitled to the benefits of Sections 2.14, 2.15, 2.16, 2.17, 2.18, 2.19, 2.20
and 8.2 with respect to its Transferred Interest and that each Transferee may exercise any and all rights of banker's Lien, setoff and counterclaim as if such Transferee were a direct lender to the Borrower. If the Bank makes any assignment to a Transferee, then upon notice to the Borrower such Transferee, to the extent of such assignment (unless otherwise provided therein), shall become a "Bank" hereunder and shall have all the rights and obligations of the Bank hereunder to the extent of its Transferred Interest and the Bank shall be released from its duties and obligations under this Agreement to the extent of such assignment. Notwithstanding the sale by the Bank of any participation hereunder, no participant shall be deemed to be or have the rights and obligations of the Bank hereunder except that any participant shall have a right of setoff under Section 7.3 as if it were the Bank and the amount of its participation were owing directly to such participant by the Borrower.

                  Section 8.7 Confidentiality of Information. The Bank shall use reasonable efforts to assure that information about the Borrower and its operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between the Bank and the Borrower (collectively, "Confidential Borrower Information") and shall not be divulged to any Person other than the Bank's Affiliates and the respective officers, directors, employees and agents of the Bank and its Affiliates, except that such persons may disclose Confidential Borrower Information: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Bank hereunder and under the Notes and the Security Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and participations and the solicitation of prospective assignees and participants referred to in the immediately preceding Section, provided that (i) Transferees agree to be bound by the restrictions of this Section 8.7 and (ii) the Bank uses reasonable efforts to assure that prospective assignees and participants do not generally disclose Confidential Borrower Information to the public, and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over the Bank or by any applicable law, rule, regulation or judicial process, the opinion of the Bank's counsel concerning the making of such disclosure to be binding on the parties hereto. The Bank shall not incur any liability to the Borrower by reason of any disclosure permitted by this
Section 8.7.

                  Section 8.8 Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS. Whenever possible, each provision of this Agreement and the other Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, the other Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto.

                  Section 8.9 Consent to Jurisdiction. AT THE OPTION OF THE BANK, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN HENNEPIN COUNTY OR RAMSEY COUNTY; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANK AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

                  Section 8.10 Waiver of Jury Trial. EACH OF THE BORROWER AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  Section 8.11 Survival of Agreement. All representations, warranties, covenants and agreement made by the Borrower herein or in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be deemed to have been relied upon by the Bank and shall survive the making of the Loans by the Bank and the execution and delivery to the Bank by the Borrower of the Notes, regardless of any investigation made by or on behalf of the Bank, and shall continue in full force and effect as long as any Obligation is outstanding and unpaid and so long as the Revolving Commitment has not been terminated; provided, however, that the obligations of the Borrower under Section 8.2, 8.5 and 8.12 shall survive payment in full of the Obligations and the termination of the Revolving Commitment.

                  Section 8.12 Indemnification. The Borrower hereby agrees to defend, protect, indemnify and hold harmless the Bank and its Affiliates and the directors, officers, employees, attorneys and agents of the Bank and its Affiliates (each of the foregoing being an "Indemnitee" and all of the foregoing being collectively the "Indemnitees") from and against any and all claims, actions, damages, liabilities, judgments, costs and expenses (including all reasonable fees and disbursements of counsel which may be incurred in the investigation or defense of any matter) imposed upon, incurred by or asserted against any Indemnitee, whether direct, indirect or consequential and whether based on any federal, state, local or foreign laws or regulations (including securities laws, environmental laws, commercial laws and regulations), under common law or on equitable cause, or on contract or otherwise:

                           (a) by reason of, relating to or in connection with the execution, delivery, performance or enforcement of any Loan Document, any commitments relating thereto, or any transaction contemplated by any Loan Document; or

                           (b) by reason of, relating to or in connection with any credit extended or used under the Loan Documents or any act done or omitted by any Person, or the exercise of any rights or remedies thereunder, including the acquisition of any collateral by the Bank by way of foreclosure of the Lien thereon, deed or bill of sale in lieu of such foreclosure or otherwise;

provided, however, that the Borrower shall not be liable to any Indemnitee for any portion of such claims, damages, liabilities and expenses resulting from such Indemnitee's gross negligence or willful misconduct. In the event this indemnity is unenforceable as a matter of law as to a particular matter or consequence referred to herein, it shall be enforceable to the full extent permitted by law.

                  This indemnification applies, without limitation, to any act, omission, event or circumstance existing or occurring on or prior to the latest of the Revolving Maturity Date, the Term Maturity Date or the date of payment in full of the Obligations, including specifically Obligations arising under clause
(b) of this Section. The indemnification provisions set forth above shall be in addition to any liability the Borrower may otherwise have. Without prejudice to the survival of any other obligation of the Borrower hereunder the indemnities and obligations of the Borrower contained in this Section shall survive the payment in full of the other Obligations.

                  Section 8.13 Captions. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

                  Section 8.14 Entire Agreement. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Bank with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof. Nothing contained in this Agreement or in any other Loan Document, expressed or implied, is intended to confer upon any Persons other than the parties hereto any rights, remedies, obligations or liabilities hereunder or thereunder.

                  Section 8.15 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  Section 8.16 Borrower Acknowledgments. The Borrower hereby acknowledges that (a) the Bank has no fiduciary relationship to the Borrower, the relationship being solely that of debtor and creditor, (b) no joint venture exists between the Borrower and the Bank, and (c) the Bank undertakes no responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the business or operations of the Borrower and the Borrower shall rely entirely upon its own judgment with respect to its business, and any review, inspection or supervision of, or information supplied to, the Borrower by the Bank is for the protection of the Bank and neither the Borrower nor any third party is entitled to rely thereon.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                          RTW, INC.

                                          By     /s/ J B MURPHY
                                            ------------------------------------

                                          Title  Chief Financial Officer
                                               ---------------------------------


                                          Address for Borrower:
                                          8500 Normandale Lake Blvd., Suite 1400
                                          Bloomington, MN 55437
                                          Attention: Jeffrey B. Murphy
                                          Telephone: (612) 893-3734
                                          Fax: (612) 893-3700


                                          U.S. BANK NATIONAL ASSOCIATION


                                          By     /s/ JASON S. TORNOW
                                            ------------------------------------

                                          Title  Corporate Banking Officer
                                               ---------------------------------

                                          Address:
                                          U.S. Bank Place
                                          601 Second Avenue South
                                          Minneapolis, MN 55402-4302
                                          Attention: Jason S. Tornow
                                          Telephone: (612) 973-0554
                                          Fax: (612) 973-0832

                                 REVOLVING NOTE

$2,000,000                                                        March 31, 2000
                                                          Minneapolis, Minnesota

                  FOR VALUE RECEIVED, RTW, INC., a Minnesota corporation (the "Borrower"), hereby promises to pay to the order U.S. BANK NATIONAL ASSOCIATION (the "Bank") at its main office in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Revolving Maturity Date, the principal amount of TWO MILLION AND NO/100THS DOLLARS ($2,000,000) or, if less, the aggregate unpaid principal amount of the Revolving Loans made by the Bank under the Credit Agreement, and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

                  This note is the Revolving Note referred to in the Credit Agreement dated as of March 31, 2000 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") between the Borrower and the Bank. This note is secured, it is subject to certain permissive prepayments and its maturity is subject to acceleration, in each case upon the terms provided in the Credit Agreement.

                  In the event of default hereunder, the Borrower agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The Borrower waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

                  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.


                                          RTW, INC.

                                          By     /s/ J B MURPHY
                                            ------------------------------------

                                          Title  Chief Financial Officer
                                               ---------------------------------

                                    TERM NOTE


$8,000,000                                                        March 31, 2000
                                                          Minneapolis, Minnesota

                  FOR VALUE RECEIVED, RTW, INC., a corporation organized under the laws of the State of Minnesota, hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank") at its main office in Minneapolis, Minnesota, in lawful money of the United States of America in Immediately Available Funds (as such term and each other capitalized term used herein are defined in the Credit Agreement hereinafter referred to) on the Term Maturity Date, the principal amount of EIGHT MILLION AND NO/100THS DOLLARS ($8,000,000), and to pay interest (computed on the basis of actual days elapsed and a year of 360 days) in like funds on the unpaid principal amount hereof from time to time outstanding at the rates and times set forth in the Credit Agreement.

                  The principal of this note shall be payable in installments in the following amounts on the following dates:

                  DATE                                 INSTALLMENT
           ------------------                 -----------------------------
           December 31, 2000                            $1,000,000
           ------------------                 -----------------------------
           December 31, 2001                            $1,500,000
           ------------------                 -----------------------------
           December 31, 2002                            $1,500,000
           ------------------                 -----------------------------
           December 31, 2003                            $2,000,000
           ------------------                 -----------------------------
           December 31, 2004                            $2,000,000
           ------------------                 -----------------------------
                                              All remaining principal, plus
           Term Maturity Date                  accrued and unpaid interest
           ------------------                 -----------------------------

                  This note is the Term Note referred to in the Credit Agreement dated as of March 31, 2000 (as the same may hereafter be from time to time amended, restated or otherwise modified, the "Credit Agreement") between the undersigned and the Bank. This note is secured and its maturity is subject to acceleration, in each case upon the terms provided in said Credit Agreement.

                  In the event of default hereunder, the undersigned agrees to pay all costs and expenses of collection, including reasonable attorneys' fees. The undersigned waives demand, presentment, notice of nonpayment, protest, notice of protest and notice of dishonor.

                  THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS NOTE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.


                                          RTW, INC.

                                          By     /s/ J B MURPHY
                                            ------------------------------------

                                          Title  Chief Financial Officer
                                               ---------------------------------

                                                           EXHIBIT 3.1(a)(ix) TO
                                                             TO CREDIT AGREEMENT



                            MATTERS TO BE COVERED BY
                               OPINION OF COUNSEL
                                 TO THE BORROWER


         The opinion of counsel to the Borrower which is called for by Article III of the Credit Agreement dated as of March __, 2000 (the "Credit Agreement") shall be addressed to the Bank and dated the date of the Credit Agreement. It shall be satisfactory in form and substance to the Bank and shall cover the matters set forth below, subject to such assumptions, exceptions and qualifications as may be acceptable to the Bank and counsel to the Bank. Capitalized terms used herein have the respective meanings given such terms in the Credit Agreement and the Loan Documents.

         (i) The Borrower is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to carry on its business as now conducted, to enter into the Loan Documents and to perform all of its obligations under the Loan documents. The Borrower is duly qualified and in good standing as a foreign corporation in all of the jurisdictions in which the character of the properties owned or leased by it or the business conducted by it makes such qualification necessary and the failure to so qualify would permanently preclude the Borrower from enforcing its rights with respect to any material asset or expose the Borrower to any material liability.

         (ii) The execution, delivery and performance by the Borrower of the Loan Documents has been duly authorized by all necessary corporate action by the Borrower.

         (iii) The Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         (iv) The execution and delivery of the Loan Documents and the performance by the Borrower of the Loan Documents will not (i) violate any provision of any law, statute, rule or regulation or, to the best knowledge of such counsel, any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (ii) violate or contravene any provision of the Articles of Incorporation or bylaws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien thereunder.

         (v) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

         (vi) To the best knowledge of such counsel, there are no actions, suits or proceedings pending or threatened against or affecting the Borrower or any of its properties before any court or arbitrator, or any governmental department, board, agency or other instrumentality which (i) challenge the legality, validity or enforceability of the Loan Documents, or (ii) if determined adversely to the Borrower, would have a material adverse effect on the business, operations, property or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower to perform its obligations under the Loan Documents.

         (vii) The Pledge Agreement creates the Lien it purports to create upon the properties and interests specifically described therein. The descriptions of properties and interests in the Pledge Agreement and any related financing statements are adequate for the purpose of such instruments and for perfection of the Liens of the Bank.

                                                               EXHIBIT 5.1(c) TO
                                                            THE CREDIT AGREEMENT



                             COMPLIANCE CERTIFICATE


To: U.S. Bank National Association, as Agent and as a Bank

THE UNDERSIGNED HEREBY CERTIFIES THAT:


                  (1) I am the duly elected chief financial officer of RTW, Inc. (the "Borrower");

                  (2) I have reviewed the terms of the Credit Agreement dated as of March __, 2000 by and between the Borrower and U.S. Bank National Association (the "Credit Agreement"), and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the Attachment hereto;

                  (3) The examination described in paragraph (2) did not disclose, and I have no knowledge, whether arising out of such examinations or otherwise, of the existence of any condition or event which constitutes a Default or an Event of Default (as such terms are defined in the Credit Agreement) during or at the end of the accounting period covered by the Attachment hereto or as of the date of this Certificate, except as described below (or on a separate attachment to this Certificate). The following exceptions set forth, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking or proposes to take with respect to each such condition or event:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                  The foregoing certification, together with the computations in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ___ day of ___________,___, pursuant to Section 5.1(d) of the Credit Agreement.

                                        RTW, INC.

                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                    RTW, INC.
                        COVENANT COMPLIANCE AS OF [DATE]



[ ] Borrower is in compliance with all covenants
[ ] Borrower is not in compliance with the following covenant(s): ______________


SECTION 6.13: FIXED CHARGE COVERAGE RATIO

Minimum Ratio:                                                         1.75 to 1.00

Actual:

(a)    Amount Available for Dividends (rolling four-quarter)          $
                                                                       ------------

(b)    plus operating gain/(loss) of the Borrower (non-consolidated)
                                                                       ------------

(c)    plus tax benefit of interest expense of the Borrower
                                                                       ------------

(d)    = (a) + (b) + (c) Coverage
                                                                       ------------

(e)    Interest expense of the Borrower (non-consolidated)
                                                                       ------------

(f)    plus one-fifth (1/5) of the aggregate principal amount of
       Indebtedness of the Borrower
                                                                       ------------

(g)    = (e) + (f) Fixed charges
                                                                       ------------

(d) / (g) Actual Fixed Charge Coverage Ratio                                to 1.00
                                                                       ----

SECTION 6.14:  MAXIMUM INDEBTEDNESS

Maximum aggregate principal amount of Borrower's Indebtedness         $  20,000,000

Actual aggregate principal amount of Borrower's Indebtedness          $
                                                                       ------------

RTW, Inc.
Covenant Compliance as of _____
Page 2


SECTION 6.15: CONSOLIDATED NET WORTH

Required:

(a)    Consolidated Net Worth                                                         $    45,000,000

(b)    Cumulative positive Consolidated Net Income arising
       after December 31, 1999
                                                                                       --------------
                                                                                                 x 25%
(c)    plus 25% of cumulative positive Consolidated Net Income
       arising after December 31, 1999
                                                                                       --------------

(d)    = (a) + (c) Minimum Consolidated Net Worth                                     $
                                                                                       --------------

Actual:

(e)    Consolidated total assets
                                                                                       --------------

(f)    less consolidated total liabilities
                                                                                       --------------

(g)    = (e) - (f) Actual Consolidated Net Worth                                      $
                                                                                       --------------


SECTION 6.16:  STATUTORY SURPLUS OF ACIC

Required:

(a)    Capital and Surplus                                                            $    40,000,000

(b)    Cumulative positive Statutory Net Income arising after December 31, 1999
                                                                                       --------------
                                                                                                 x 25%
(c)    plus 25% of cumulative positive Statutory Net Income arising after December 31, 1999
                                                                                       --------------

(d)    = (a) + (c) Minimum Statutory Surplus of ACIC                                  $
                                                                                       --------------

Actual:

(e)    Actual Capital and Surplus of ACIC                                             $
                                                                                       --------------

RTW, Inc.
Covenant Compliance as of ______
Page 3


SECTION 6.17: CONSOLIDATED NET INCOME

Minimum Consolidated Net Income (rolling four-quarter)                                $     4,000,000

Actual Consolidated Net Income (rolling four-quarter)                                 $
                                                                                       --------------


SECTION 6.18: RISK-BASED CAPITAL RATIO OF ACIC

Minimum Ratio (expressed as a percentage):                                                        400%

Actual:

(a)    Adjusted Capital of ACIC                                                       $
                                                                                       --------------

(b)    Company Action Level of ACIC
                                                                                       --------------

(c)    = (a) / (b) Actual Risk-Based Capital Ratio                                                   %
                                                                                                 ----

SECTION 6.19: A.M. BEST RATING OF ACIC

Required:

       Maintain a rating of "B+" or better by A.M. Best & Company.

Actual:

       A.M. Best & Company rating
                                                                                       --------------

SECTION 6.20: INVESTMENTS OF ACIC

Required:

       Minimum ratio of Investment Grade Securities owned by ACIC to the value of its total Investments (calculated at the lower of cost
       or market), expressed as a percentage                                                       95%

Actual:

(a)    Investment Grade Securities owned by ACIC                                      $
                                                                                       --------------

(b)    Total Investments owned by ACIC
                                                                                       --------------

(c)    = (a) / (b) Actual ratio                                                                      %
                                                                                                 ----

                                                                    EXHIBIT 6.10
                                                             TO CREDIT AGREEMENT


                                  Indebtedness

                                      None

                                                                    EXHIBIT 6.11
                                                             TO CREDIT AGREEMENT


                                      Liens

                                      None

                                                                    EXHIBIT 6.12
                                                             TO CREDIT AGREEMENT


                             Contingent Liabilities


                       None except those that exist as a
                            normal course of settling
                    claims in our Workers' Comp. Subsidiary.